Exhibit 10.1

CARING BRANDS, INC.

(a Florida corporation)

SUBSCRIPTION AGREEMENT

THE SECURITIES SUBSCRIBED FOR PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND TRANSFER OF THE SECURITIES IS RESTRICTED BY SUCH LAWS AND THE TERMS OF THIS SUBSCRIPTION AGREEMENT. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE AGENCY OR AUTHORITY HAS PASSED ON, RECOMMENDED, OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR MORE INFORMATION, PLEASE CONTACT:

Caring brands, Inc.

Address: 1061 E. Indiantown Road, Suite 110

Jupiter, FL. 33477

(561)599-0080

E-mail: bj@carocg.com

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of March 15, 2024, is by and between Caring Brands, Inc., a Florida corporation (the “Company”), and the undersigned (the “Subscriber”).

BACKGROUND

WHEREAS, the Company is offering (the “Offering”) to sell shares of its common stock, no par value per share (the “Common Stock”) substantially on terms consistent with those set forth on the term sheet attached hereto at Exhibit A (the “Term Sheet”);

WHEREAS, the Offering is being conducted in accordance with the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from such registration provided by Rule 506(b) of Regulation D under the Securities Act;

WHEREAS, Subscriber has had the opportunity to review and reflect on the business focus, prospects and assets of the Company; and

WHEREAS, in connection with the Offering, and upon the terms and conditions set forth in this Agreement, the Company desires to sell to the Subscriber, and the Subscriber desires to purchase from the Company, shares of Common Stock for the consideration specified on the signature page hereto and on the terms specified herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, agreements and conditions set forth in this Agreement, the parties hereto agree as follows:

1.	Subscription. The Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company ____________________ shares of Common Stock at a purchase price of $0.001 per share of Common Stock for the aggregate subscription price in the amount of $____________________ (the “Subscription Amount”). Payment of the Subscription Amount shall be made simultaneously with the execution and delivery of this Agreement. If this subscription is not accepted by the Company for any reason, all documents, together with the Subscription Amount (without interest), will be returned to the Subscriber. Until such time as this subscription is accepted, all funds will be held in a segregated account. If this subscription is accepted by the Company, the Company will affect a book entry share issuance with the Company’s stock transfer agent representing the shares of Common Stock purchased by the Subscriber and will deliver a confirmation of same to Subscriber promptly following such acceptance.

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Subscriber shall wire the full Subscription Amount to the Company pursuant to the following wire instructions:

Bank: TD Bank

Tequesta, FL 33469

Wire Routing Number: 067014822

Beneficiary Name: Caring brands, Inc.

Account Number: 4374418618

Swift Code: NRTHUS33XXX

Address: 1061 E. Indiantown Road, Suite 110. Jupiter, FL. 33477

2. Representations and Warranties. The Subscriber hereby represents, warrants and agrees, as follows:

(a) (i) The Subscriber is purchasing the shares of Common Stock for investment purposes only for the account of the Subscriber and not with any view toward the distribution or resale thereof; and (ii) the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the shares of Common Stock, and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement.

(b) The Subscriber has sufficient financial resources available to support the loss of all of the Subscriber’s investment in the shares of Common Stock, can afford a complete loss of the investment in the shares of Common Stock and can afford to hold the investment in the shares of Common Stock for an indefinite period of time and is able to bear the economic risk of the investment.

(c) The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the Subscriber’s investment in the shares of Common Stock and is able to bear such risks, and has obtained, in the Subscriber’s judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment. The Subscriber has evaluated the risks of investing in the shares of Common Stock and has determined that an investment in the shares of Common Stock is a suitable investment for the Subscriber.

(d) The Subscriber has not utilized any other person as a Purchaser Representative (as defined in Rule 501(h) of Regulation D under the Securities Act in connection with evaluating the merits and risks of the Offering.

(e) The Subscriber is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) in that (please check one of the following):

_____ (i) the Subscriber is an individual and either has an individual net worth, or with the Subscriber’s spouse or spousal equivalent1 has a combined net worth, as of the date hereof in excess of $1,000,000 (for purposes of this representation and warranty, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities);2

[1]	The term spousal equivalent shall mean a cohabitant occupying a relationship generally equivalent to that of a spouse.

[2]	Notwithstanding anything to the contrary herein, for purposes of determining “net worth,” “total liabilities” excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the shares of Common Stock are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of shares of Common Stock for the purpose of investing in the shares of Common Stock.

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_____ (ii) the Subscriber is an individual and had individual annual income (exclusive of any income attributable to the Subscriber’s spouse or spousal equivalent) of more than $200,000 in each of the past two years or joint income with the Subscriber’s spouse or spousal equivalent in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year;3

_____ (iii) The Subscriber is an individual who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act (as defined below), of the Company;

_____ (iv) The Subscriber is a director or executive officer of the Company;

_____ (v) The Subscriber is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a “family office” meeting the requirements of rule 501(a)(12) under the Securities Act, and whose prospective investment in the Company is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_____ (vi) the Subscriber is a corporation, limited liability company, foundation, endowment or partnership, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered;

____ (vii) the Subscriber is a corporation, foundation, endowment or partnership that is an accredited investor because all of its equity owners are accredited investors;

[3]	For purposes of this Agreement, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse); (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), received, (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan, (v) alimony paid, and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

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_____ (viii) the Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;

_____ (ix) the Subscriber is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser;

_____ (x) the Subscriber is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement;

_____ (xi) the Subscriber is a self-directed employee benefit plan whose investment decisions are made solely by persons who are individuals who are accredited investors;

_____ (xii) the Subscriber is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity;

_____ (xiii) the Subscriber is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934;

_____ (xiv) the Subscriber is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company;

_____ (xv) the Subscriber is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000; or

_____ (xvi) the Subscriber is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

By signing this Agreement, the Subscriber hereby covenants to promptly advise the Company if at any time there shall occur a change in the Subscriber’s accredited investor status.

(f) The Subscriber is not a nonresident alien (as such term is defined in the Internal Revenue Code of 1986, as amended, and Regulations) for purposes of income taxation. The Subscriber’s principal residence is at the address shown on the signature page of this Agreement, at which address the Subscriber has subscribed for the shares of Common Stock, and the Subscriber’s name, address and social security number or taxpayer identification number, as applicable, set forth on the signature page of this Agreement are true, correct and complete.

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(g) Subscriber has the full power and authority to execute, deliver and perform its obligations under this Agreement. Subscriber’s execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) in the case of any Subscriber who is not a natural person, conflict with or result in a breach of any provision of the organizational documents of such Subscriber, (ii) with or without the passage of time, the giving of notice or both, constitute or result in a breach or default under or conflict with any order, ruling, judgment, writ, decree or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement, instrument or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, or (iii) require Subscriber to obtain any consent, approval or action of, make any filing with, or give any notice to any person or entity as a result or under the terms of, or relieve any third party of any obligation of Subscriber under any such order, ruling, judgment, writ, decree, regulation, agreement, instrument or other undertaking. The signature on this Agreement is genuine, and the signatory has legal competence and capacity to execute the same and this Agreement constitutes legal, valid and binding obligations of the Subscriber, enforceable in accordance with their respective terms.

(h) The Subscription Amount contributed by Subscriber to the Company were not and will not be, directly or indirectly, derived from activities that may contravene any federal, state or international laws and regulations, including anti-money laundering laws and regulations.

(i) The Subscriber is not engaged in any activity, directly or indirectly, (i) in contravention of any United States, international or other applicable laws and regulations, including anti-money laundering laws and regulations, (ii) on behalf of terrorists, terrorist organizations, or other criminal organizations, (iii) on behalf of any country, territory, person or entity identified on the List of Specially Designated Nationals and Blocked Persons maintained by the United States Treasury Department’s Office of Foreign Asset Control (“OFAC”), as such list may be amended from time to time,4 (iv) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure,5 or (v) a foreign shell bank6 (such persons or entities identified in (i) – (v) are collectively referred to as “Prohibited Persons”).

[4]	A current copy of this list is available on OFAC’s web site at http://www.treas.gov/ofac.

[5]	Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

[6]	Foreign shell bank means a foreign bank without a physical presence in any country but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

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(j) (i) Subscriber is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, a Prohibited Person, and (ii) to the extent the Subscriber has any beneficial owners7, (A) it has carried out thorough due diligence to establish the identities of such beneficial owners, (B) it reasonably believes that no such beneficial owners are Prohibited Persons, (C) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the Subscriber’s complete redemption from the Company, and (D) it will make available such information and any additional information that the Company may reasonably require upon request.

(k) The Subscriber acknowledges and agrees that the Company may “freeze the account” of the Subscriber, including, but not limited to, declining any withdrawal requests and/or segregating the shares of Common Stock, in compliance with governmental regulations.

(l) The Subscriber is not relying on the Company or the management of the Company with respect to any legal, investment or tax considerations involved in the purchase, ownership and disposition of the shares of Common Stock. The Subscriber has relied solely upon the advice of, or has consulted with, in regard to the legal, investment and tax considerations involved in the purchase, ownership and disposition of the shares of Common Stock, the Subscriber’s legal counsel, business and/or investment adviser, accountant and tax adviser.

(n) The Subscriber is not subject to any “bad boy” disqualifications as set forth in Rule 506(d) of Regulation D under the Securities Act.

3. Acknowledgements and Covenants. The Subscriber acknowledges and agrees that:

(a) No federal or state agency has passed on, recommended or endorsed the merits of the shares of Common Stock or this Offering or made any findings or determination as to the fairness of this investment.

(b) The shares of Common Stock have not been registered under the Securities Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Securities Act and such laws, and the shares of Common Stock may not be sold, transferred, assigned, pledged or hypothecated or otherwise disposed of, in whole or in part, in the absence of an effective registration statement applicable thereto under the Securities Act and all applicable state securities laws, or unless an exemption from such registration is available.

[7]	Beneficial owners include, but are limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in an investment fund, including indirect investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the individual who established an IRA; (viii) the participant in a self-directed pension plan; (ix) the sponsor of any other pension plan; and (x) any person being represented by the Subscriber in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners. Publicly traded companies need not conduct due diligence as to their beneficial owners.

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(c) The Subscriber agrees and understands that the Subscriber will not sell, transfer, assign or otherwise dispose of the shares of Common Stock or any interest therein unless and until the Subscriber (i) complies with (x) all applicable requirements of federal and state securities laws and (ii) any requirements contained in any shareholder agreement or other agreement to which the Subscriber is a party; and (ii) in the absence of an effective registration statement, provides the Company with an opinion of counsel which is satisfactory to the Company (both as to the issuer of the opinion and the form and substance thereof) that the shares of Common Stock may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, and without violation of any applicable state securities laws (including any investor suitability standards).

(d) The Subscriber has been furnished any and all materials that the Subscriber has requested relating to the Company or the Offering of the shares of Common Stock, and the Subscriber has been afforded the unrestricted opportunity to ask questions of the management of the Company concerning the terms and conditions of its commitment to purchase, and purchase, of the shares of Common Stock and to obtain any additional information necessary to verify the accuracy of the information provided to the Subscriber. The Subscriber understands that such material is current information about the Company and its Subsidiaries, is subject to completion and does not in any way guarantee future performance or the completion of future proposed events discussed in such material.

(e) Subscriber has received confidential information in connection with Subscriber’s potential investment in the Company and the proposed operations of the Company, which was prepared by the Company. Subscriber understands that such confidential information contains “forward-looking statements” (as such term is defined in Section 27A of the Securities Act). Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements, and include any statement containing a projection of revenues, income (including income loss), earnings (including earnings loss), capital expenditures, dividends, capital structure, or other financial items and statements of the plans and objectives of management for future operations. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “shall,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. Subscriber understands that Forward-looking statements are only predictions and are not guarantees of performance. Subscriber understands that These statements are based on management OF THE COMPANY’s beliefs and assumptions, which in turn are based on currently available information, and that Important assumptions relating to the forward-looking statements include, among others, assumptions regarding THE ability OF THE COMPANY to market and sell IT’S PROPRIETARY TECHNOLOGIES, the timing and cost of planned expenditures, competitive conditions and general economic conditions. Subscriber understands that These assumptions could prove inaccurate. Subscriber understands that Forward-looking statements also involve known and unknown risks and uncertainties, which invariably will cause actual results that differ materially from those contained in any forward-looking statement, and that Many of these factors are beyond the Company’s ability to control or predict. Subscriber acknowledges and agrees that NO ASSURANCE has been GIVEN by the company or any of its personnel or representatives THAT THE COMPANY’S TARGET OF FUTURE PERFORMANCE WILL BE REALIZED, THAT THE COMPANY WILL OPERATE PROFITABLY OR THAT THE SUBSCRIBER WILL RECEIVE THE RETURN OF ALL OR ANY PART OF ITS INVESTMENT HEREIN.

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(f) The Subscriber has carefully considered the numerous risks associated with an investment of this type. Subscriber further acknowledges that the occurrence of any of these risks could have a material and adverse impact on the Company’s business and prospects.

(g) The Subscriber understands that the shares of Common Stock are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the shares of Common Stock.

(h) The Subscriber understands that the Subscriber is not entitled to cancel, terminate or revoke this subscription upon acceptance by the Company.

4. Representations and Warranties of the Company. The Company represents and warrants to Subscriber that all of the following statements contained in this Section 4 are true in all material respects as of the date of this Agreement (or, if made as of a specified date, as of such date):

(a) Organization. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate or other legal entity power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) Authorization. The Company has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized, and no other corporate or other legal entity action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

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(c) Execution; Validity of Agreement. This Agreement (i) has been duly and validly authorized, and when delivered by the Company will be executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of each other party hereto or thereto, (ii) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d) Ownership and Possession of Interests. Upon the issuance of shares of Common Stock to Subscriber, such shares of Common Stock shall (i) be owned by Subscriber free and clear of all encumbrances (other than restrictions under the Securities Act of 1933, as amended, and any other agreement entered into by the Subscriber), and (ii) be duly authorized, validly issued, fully paid and nonassessable.

(e) Capitalization.

(i.) Except as may have been previously described to Subscriber or are disclosed in the Company’s publicly available public company filings, there are no outstanding subscriptions, options, warrants, shares of restricted stock, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever (collectively “Equity Rights”) under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company; and

(ii.) No holder of any securities of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company, either as a result of this Agreement or any prior transactions.

5. Piggy-Back Registration Rights; Name Change; Lockup Agreement.

(a) Piggy-Back Registration Rights. Subscriber is hereby granted, subject to the terms and limitations set forth in this Agreement or in any agreement in place between the Company and any underwriter (or any placement agent used in connection with a PIPE offering), piggy-back registration rights when the Company next proposes to register any of its securities under the Securities Act of 1933, as amended, in connection with either (i) an underwritten public offering of its shares of Common Stock with gross proceeds to the Company of at least $10,000,000 or (ii) a resale registration for the benefit of securityholders. The Company shall give prompt written notice to you of its intention to effect any such registration and, subject to the terms herein, shall use its commercially reasonable efforts include for resale in such registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all of the shares of Common Stock purchased by you under this Agreement with respect to which the Company has received written requests for inclusion therein within 10 days after delivery to you of the Company’s notice. Note that the inclusion of your shares of Common Stock in any such registration statement shall be subject to underwriters’ cutbacks (to the extent applicable) exercised in their sole discretion to and restrictions thereon under the Securities Act or any of the rules and regulations promulgated thereunder. If any of your shares of Common Stock are to be included in any registration statement in connection with an underwritten public offering or resale registration, the inclusion thereof shall be contingent upon your acceptance of the terms of the underwriting as agreed upon between the Company and its underwriters or placement agents, as applicable, and the inclusion of your shares of Common Stock in any such registration shall be further subject to the terms and conditions of such underwriting agreement or placement agency agreement. If the total number of securities, including your shares of Common Stock, requested by all holders of registration rights to be included in such registration statement exceeds the number of securities to be sold (other than by the Company) that the underwriters or placement agents in their reasonable discretion determine is compatible with the success of the offering or scheduled registration, then the Company shall be required to include in the offering only that number of such securities which the underwriters or placement agents and the Company in their sole discretion determine will not jeopardize the success of the offering or registration. If it is determined that less than all of the securities requested to be registered can be included in such offering or registration, then the securities (including your shares of Common Stock) that are approved to be included in such offering or registration shall be allocated by the Company fairly among those requesting inclusion in the offering.

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(b) Name Change and Related Matters. Subscriber understands that the Company intends to explore, and may effect, a change of the Company’s name to a name that includes the word “Caring Brands.” If a majority of the directors comprising the Company’s board of directors (the “Board”) approves a name change, Subscriber hereby consents to such name change and any related corresponding actions approved by the Board (including a trading symbol change and obtaining a new CUSIP number). Each Subscriber, on behalf of itself and each of its transferees, hereby constitutes and appoints each member of the Board with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates, powers, conveyances, agreements and other instruments or documents that the Board deems appropriate or necessary to effect the name change and related matters. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, Bankruptcy, insolvency or termination of any Subscriber and the transfer of all or any portion of his, her or its shares and shall extend to such Subscriber’s heirs, successors, assigns and personal representatives. Any Subscriber that does not comply with the terms and provisions of Section 5(b) shall pay all of the costs and fees, including attorneys’ fees, incurred by the Company in connection with enforcing Section 5(b).

(c) Resale Restrictions. Subscriber hereby agrees that, subject to any registration contemplated under Section 5(a), for the period beginning on the date hereof and ending twelve (12) months after the date Subscriber’s investment hereunder is accepted by the Company (the “Restricted Period”), Subscriber will not, without the prior approval of the Board, offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, transfer or otherwise dispose of any shares or any options, warrants or other rights to purchase shares or any other security of the Company which Subscriber owns as of the date hereof or comes to own after the date hereof (collectively, the “Lockup Shares”). Notwithstanding the foregoing restrictions on transfer, the Subscriber may, at any time and from time to time during the Restricted Period, transfer any such shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Subscriber, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Subscriber is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned, absent such agreement to be bound said transfer will be deemed null and void ab initio. For purposes hereof, “immediate family” means Subscriber’s spouse, child or parent. During the Restricted Period, the Subscriber shall retain all rights of ownership in the Lockup Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the shares if such transfer would constitute a violation or breach of this Agreement. The provisions of this Section 5 may be waived by the Company in whole or in part its sole discretion.

6. Indemnification. The Subscriber understands the meaning of the representations, warranties, acknowledgments, covenants and agreements made by the Subscriber in this Agreement and hereby agrees to indemnify and hold harmless the Company, its members, managers, officers and employees, and all persons deemed to be in control of any of the foregoing from and against any and all losses, costs, expenses, damages, liabilities and interest (including, without limitation, court costs and attorneys’ fees) arising out of or due to a breach by the Subscriber of any such representations, warranties, acknowledgments, covenants and agreements. All such representations, warranties, acknowledgments, covenants and agreements shall survive the delivery of this Subscription Agreement and the purchase by the Subscriber of the shares of Common Stock.

7. Confidentiality. The Subscriber agrees that, except with the prior written consent of the Company, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company or its business to which such Subscriber has been or shall become privy by reason of this Agreement, discussions relating to this Agreement, the performance of any obligations hereunder or the ownership of shares of Common Stock purchased hereunder except for such disclosures required to be made by judicial or administrative process or by other requirements of law. The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure or other similar agreements executed or hereafter executed by any party hereto with respect to the Company or to the transactions contemplated hereby.

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8. Acceptance of Subscription. The Subscriber understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. If this subscription is rejected, all funds received from the Subscriber will be returned without interest, penalty, expense or deduction, and this Agreement shall thereafter be of no further force or effect (except for Section 7, which shall survive any termination).

9. Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, and supersedes any prior understanding and/or written or oral agreements among them with regard to the subject matter hereof.

10. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of FLORIDA, without regard to the principles of choice of law or conflicts of laws of any jurisdiction. The parties hereby expressly submit to the exclusive venue and personal jurisdiction of the courts of state of delaware or in the United States District Court within the state of delaware, and any appropriate appellate court thereof, for the resolution of disputes arising hereunder, and each party hereby waives any defense of improper venue or inconvenient forum as to any action brought in state courts in delaware, or in the United States District Court of delaware.

11. Further Assurances. At the request of the Company and without further conditions or consideration, the Subscriber shall from time to time promptly provide such information and execute and deliver such other documents or instruments as may be necessary in the discretion of the Company for the Company to comply with any and all laws, rules and regulations to which the Company is subject.

12. Dispute Resolution. The Subscriber and the Company will first attempt to settle each and every dispute, controversy or claim arising out of or relating to this Agreement (“Disputes”) through good faith negotiations. Any Dispute not thus resolved within 30 days or such other period as the parties shall mutually agree in writing shall be resolved by binding arbitration conducted before a single “JAMS” arbitrator and that such binding arbitration shall be governed by the rules and procedures of JAMS for streamlined arbitrations. Such arbitration is to take place at JAMS’ offices in the City of West Palm Beach, as an “expedited” arbitration. In addition, any claims or counterclaims that that may be raised shall be determined by the same binding arbitration procedure. All parties agree to be bound by the decision of the arbitrator, which we agree may be confirmed and enforced by a court of law. All parties agree to accept service of an arbitral complaint or statement of claim in the manner by which notices may be delivered pursuant to this Agreement. The arbitrator will be instructed to make a finding as to which party is the substantially prevailing party, and that party shall be entitled to reimbursement of its reasonable legal fees and costs, which fees shall be determined by the arbitrator. The arbitrator shall also award interest at no less than the statutory rate on any fee award running from the date on which the fees are determined to be owed. By signing this Agreement, each of the parties acknowledges that he, she or it has read the written rules and procedures for streamlined JAMS arbitrations which are available at www.jamsadr.com/rules-streamlined-arbitration. Notwithstanding the foregoing, any party may seek equitable or injunctive relief in any court of competent jurisdiction. The statute(s) of limitation applicable to any Dispute shall be tolled upon initiation of the Dispute resolution procedures under this Section 12 and shall remain tolled until the Dispute is resolved under this Section 12. However, tolling shall cease if the aggrieved party does not file a demand for arbitration of the Dispute with JAMS within 30 days after good faith negotiations have been terminated by either party. The parties, their representatives and participants and the arbitrator shall hold the content and result of the arbitration in confidence, except to the limited extent necessary to enforce a final settlement agreement or to obtain or enforce a judgment on an arbitration decision and award.

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13. Waivers. The failure by any party hereto to insist upon or to enforce any of its rights will not constitute a waiver thereof, and nothing will constitute a waiver of such party’s right to insist upon strict compliance with the provisions hereof. No delay in exercising any right, power or remedy created hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy by any such party preclude any other or future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof. Each party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement, but only if such waiver is evidenced by a writing signed by such party.

14. Invalid Provisions. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

15. Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, including in pdf or electronic format, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

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Pursuant to this Subscription Agreement, Subscriber’s Capital Commitment of is $________, for a total of ___________ shares of Common Stock a price of $0.001 per share of Common Stock.

IN WITNESS WHEREOF, the parties executed this Subscription Agreement on the date first written above.

FOR INDIVIDUALS:	FOR ENTITIES:

Print Name	Print Name of Entity

Signature	Signature of Authorized Signatory

Home Address:	Print Name of Authorized Signatory

Print Title of Authorized Signatory

Social Security Number	Business Address:

Taxpayer Identification Number

Accepted _____________:

CARING BRANDS, INC.

By:
Name:	Dr. Glynn Wilson
Title:	CEO

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Exhibit A – Term Sheet

SUMMARY OF THE TERMS OF THE OFFERING

This Summary of Terms (this “Term Sheet”) outlines the terms on which Caring Brands, Inc., a Florida corporation (the “Company”), currently proposes to offer shares of its Common Stock to a limited number of accredited investors (the “Offering”). This Term Sheet does not impose any binding obligations on the Company or any subscriber to proceed with a transaction or continue any negotiations.

Issuer	Caring Brands, Inc., a Florida corporation.
Security Offered	Common Stock, no par value per share (the “Common Stock”).
Amount of Offering

Up to an aggregate of $2,000,000, subject to increase to an amount of $3,000,000 at the discretion of the Company’s board of directors (the “Board”). There is no minimum required raise for this Offering, and the Board may begin to accept subscriptions at any time in its sole discretion.

Purchase Price/Minimum Investment

$1.00 per share of Common Stock and one warrant per share exercisable at $3.00.

The minimum investment in the Common Stock by any subscriber is $50,000, although the Company may, in its sole discretion, accept lesser amounts.

Closings

The Company has the ability to complete the Offering in multiple closings (each a “Closing”). The Closings may occur until the later of 60 days following the date of this Term Sheet or the date that the Company has accepted subscriptions for the full amount of the Offering (such date, the “Expiration Date”). The Company may, however, terminate the Offering in its sole discretion, at any time.

The Company may accept or reject subscriptions in its sole discretion, in whole or in part, for any reason or no reason. If a subscription is accepted by the Company, the Company will deliver to subscriber a counter-signed copy of the subscriber’s subscription agreement. Once received, pending an actual Closing of the Offering, all funds will be held in a segregated, non-interest bearing account. Subscriptions are irrevocable on the part of a subscriber once delivered.

If the first Closing of the Offering is not consummated on substantially the same terms in the aggregate, as summarized in this Term Sheet, on or before the Expiration Date, all funds that have not been accepted and closed will be returned to the subscribers, without interest.

Use of Proceeds

Proceeds of the Offering are anticipated to be used operations and expenses to become public company, reporting requirements, governance establishment and maintenance, and planned IPO to THE NYSE in 2024 and for general corporate and working capital purposes, and/or for other costs associated with pursuing, acquiring, operating and/or developing prospects.

Voting Rights	Our Common Stock is a voting security, with one vote for each share of Common Stock on all matters submitted to our shareholders for a vote.
Dividends	The Company will pay dividends to its shareholders only when and as declared by the Board of Directors. The Company does not anticipate declaring dividends for the foreseeable future.
Limitations on Transfer

A subscriber’s ability to transfer its shares of Common Stock will be severely restricted, and any such transfers will be subject to prior compliance with federal and state securities laws and the restrictions agreed to by the subscriber in the subscription agreement that accompanies this Term Sheet.

Documentation; Risk Factors:

Each investment will be made pursuant to the Subscription Agreement provided by the Company, which will be entered into between the Company, on the one hand, and each respective subscriber, on the other hand. Each subscriber will also execute and deliver such additional documents relating to the subscription as the Company requests (the Subscription Agreement, together with this Term Sheet and all of the foregoing documents, the “Subscription Materials”). Investment in the Company involves significant risk, whether or not any prospective opportunity described in this Term Sheet is consummated. Prospective subscribers should review and consider these risks.

Expenses	Each subscriber and the Company will be responsible for that party’s own respective expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Term Sheet.

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